Exhibit 4.3

O R D I N A R Y % S H A R E S INCORPORATED UNDER THE LAWS OF IRELAND THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX O P A R R D I V NA AL RU YE % S $ H0 A.R 0 E 0 1 S SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP G97822 10 3
Perrigo Company plc Perrigo Company plc, par value Euro ?0.001 each, transferable upon the register of the Company by the registered holder thereof in person or by duly authorized attorney upon surrender of this certificate accompanied by a proper form of transfer, properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Association of the Company, a copy of which is on file with the Transfer Agent, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
Dated: DIRECTOR SECRETARY
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE%TRUST%COMPANY, N A. .
TRANSFER AGENT AND REGISTRAR
By: AUTHORIZED SIGNATURE

PERRIGO COMPANY plc
The Company will furnish to the record holder of this certificate without charge, a copy of the Memorandum and Articles of Association of the Company, which include the express terms of the shares represented by this certificate and other classes and series of shares which the Company is authorized to issue. Any such request is to be addressed to the Company or to the Transfer Agent named on the face of this certificate.
THE TRANSFER OF THESE SHARES REPRESENTED BY THIS CERTIFICATE REQUIRES THE COMPLETION OF A SPECIALIZED STOCK TRANSFER FORM AND MAY BE SUBJECT TO IRISH STAMP DUTY. PLEASE CONTACT THE TRANSFER AGENT FOR ADDITIONAL INFORMATION.
For US purposes the following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common UNIF GIFT MIN ACT —Custodian TEN ENT — as tenants by the entireties (Cust) (Minor) JT TEN — as joint tenants with right under Uniform Gifts to Minors Act of survivorship and not as (State) tenants in common UNIF TRF MIN ACT — Custodian (until age) (Cust) under Uniform Transfer to Minors Act (Minor) (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE Ordinary Shares, nominal value ?0.001 each represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
Dated X X
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR CHANGE WHATEVER.
Signature(s) Guaranteed: By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.